Exhibit 10.48

GUARANTOR JOINDER AGREEMENT
This Guarantor Joinder Agreement (this “Agreement”) dated as of January 12, 2016 is made by each of the parties on Schedule I hereto (the “Additional Guarantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders under the Credit Agreement referred to below.

RECITALS

WHEREAS, reference is made to the Credit Agreement dated as of March 31, 2015 (as amended, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among New Steris Limited, which, as of the date hereof, has been reregistered as STERIS plc (“New HoldCo”), as a Borrower, STERIS Corporation (“STERIS”), as a Borrower, the Guarantors parties thereto from time to time, the Lenders parties thereto and the Administrative Agent.

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Advances to the Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, each Additional Guarantor is a Subsidiary of the Reporting Entity;

WHEREAS, the proceeds of the Advances will be used in part to enable the Borrowers to make valuable transfers to the Additional Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Additional Guarantor acknowledges that it will derive a substantial direct or indirect benefit from the making of the Advances; and

Accordingly, the parties hereto agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.
Section 2. Joinder. As of the date hereof, each Additional Guarantor hereby agrees that it shall become a “Guarantor” under and for all purposes of the Credit Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor under the Credit Agreement and the other Loan Documents, including those set forth in ARTICLE VIII of the Credit Agreement.
Section 3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 5. Miscellaneous. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Additional Guarantors have caused this Guarantor Joinder Agreement to be duly executed and delivered as of the day and year first above written.

SYNERGY HEALTH LIMITED

By: /s/ Jonathan Turner
Name: Jonathan Turner
Title: Secretary

SYNERGY HEALTH HOLDINGS LIMITED SYNERGY HEALTH STERILISATION UK LIMITED SYNERGY HEALTH (UK) LIMITED SYNERGY HEALTH INVESTMENTS LIMITED SYNERGY HEALTH US HOLDINGS LIMITED

By: /s/ Jonathan Turner
Name: Jonathan Turner
Title: Director

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: /s/ Brendan Korb
Name: Brendan Korb
Title: Vice President

Schedule I

Legal Name	Type of Entity	Jurisdiction of Organization
Synergy Health Limited	Private limited company	England and Wales
Synergy Health Holdings Limited	Private limited company	England and Wales
Synergy Health Sterilisation UK Limited	Private limited company	England and Wales
Synergy Health (UK) Limited	Private limited company	England and Wales
Synergy Health Investments Limited	Private limited company	England and Wales
Synergy Health US Holdings Limited	Private limited company	England and Wales